UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 22, 2009
Littelfuse, Inc.
(Exact Name Of Registrant As Specified In Charter)

Delaware	0-20388	36-3795742
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification No.)
800 East Northwest Highway,
Des Plaines, IL 60016
(Address of principal executive offices, including zip code)
(847) 824-1188
(Registrant’s telephone number, including area code)
Not applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 22, 2009, Littelfuse, Inc. entered into new change of control agreements, effective as of January 1, 2009, with each of our named executive officers, Mr. Gordon Hunter, Chairman of the Board, President and Chief Executive Officer, Mr. Philip G. Franklin, Vice President, Operations Support, Chief Financial Officer and Treasurer, Mr. David R. Samyn, Vice President and General Manager of the Electronics Business Unit, Mr. David W. Heinzmann, Vice President of Global Operations, and Mr. Hugh Dalsen Ferbert, Vice President and General Manager of the Electrical Business Unit. These new change of control agreements replace the previous change of control agreements, which by their terms expired on January 1, 2009. The new change of control agreements contain substantially the same material terms and conditions as the prior change of control agreements, but the minimum threshold to trigger a change of control was increased and certain changes were made to comply with the requirements of Internal Revenue Code Section 409A and the regulations adopted pursuant thereto.
     If a change of control occurs at any time on or before December 31, 2011, we have agreed to continue to retain the services of Messrs. Hunter, Franklin, Samyn, Heinzmann and Ferbert, and each of them has agreed to remain in our service, for two years after the occurrence of the change of control (the “Service Period”). During the Service Period, we will provide them with base compensation that is no less than the highest base compensation provided to them during the twelve months prior to the change of control, benefits and office support at levels no less than provided to them during the 120 days prior to the change of control, and annual bonuses that are no less than the highest annual bonus provided to them during the three years prior to the change of control. Generally in the agreements, a “change of control” is triggered upon (1) certain acquisitions by any person becoming the beneficial owner of 40% or more of our outstanding stock or of the total voting power of our outstanding securities, (2) any person acquiring ownership of 30% or more of the total voting power of our outstanding securities during a 12-month period, (3) the replacement of a majority of the members of the Board of Directors during a 12-month period by directors whose appointment or election was not previously endorsed by a majority of the Board or (4) a change in the ownership of at least 40% of our assets.
     In the event that we terminate the service of Messr. Hunter, Franklin, Samyn, Heinzmann or Ferbert during the Service Period other than for cause, death or disability or if any of them terminate their service for good reason, in addition to any accrued but unpaid base salary due to the executive for services prior to separation:
     (1) we will pay the executive a payment equal to two times his base salary and his highest bonus paid during the three years prior to the separation from service, plus a pro-rated portion of such highest one-year bonus based on service through date of separation; plus
     (2) during the two years following the separation from service, we will reimburse the executive the cost of COBRA premiums incurred for group medical benefits in excess of the normal active employee rate (or reimbursements of excess individual insurance policy costs, if COBRA is not available);
     (3) for a period of up to two years after the separation from service, or until the executive accepts employment with any third party, we will provide reasonable outplacement services to the executive for the purpose of assisting the executive to seek new employment;

     (4) any option or right granted to the executive under any of our equity-based plans will be exercisable by the executive until the earlier of the date on which the option or right terminates in accordance with the terms of its grant or the expiration of twelve months after the date of separation from service;
     (5) we will pay or provide to the executive any other amounts or benefits required to be paid or provided or which the executive is eligible to receive under any of our plans, programs, policies, practices, contracts or agreements;
     (6) on and after the separation from service the terminated executive will not be bound or prejudiced by any non-competition agreement benefiting us or our subsidiaries; and
     (7) with regard to Mr. Franklin, we will credit, as of the date of separation from service, his account under our Supplemental Executive Retirement Plan (“SERP”) with two additional years of service (but not beyond age 62) and two additional years of compensation at the same level as at the end of the plan year prior to his separation from service.
     For purposes of the agreements, “cause” means (1) the willful and continued failure by an executive to substantially perform his duties, after a written demand for substantial performance is delivered by the Board specifically identifying the manner in which the Board believes that an executive has not substantially performed his duties and such failure is not cured within sixty (60) calendar days after receipt of such written demand; or (2) the willful engaging by an executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to us. For purposes of the agreements, “good reason” means (1) an executive is not elected to, or is removed from, any elected office that such executive held immediately prior to a change of control; (2) the assignment to an executive of any duties materially inconsistent in any respect with such executive’s position, authority, duties or responsibilities, or any other action by us which results in a diminution in such position, authority, duties or responsibilities; (3) any failure by us to comply with any of the provisions of the change of control agreement; (4) requiring an executive to travel on business to a substantially greater extent than required immediately prior to the change of control; or (5) any purported termination of an executive’s service other than as expressly permitted under the agreements, in all cases provided the executive provides at least 90 days notice and allows us at least 30 days to cure.
     If the executive’s service is terminated by reason of his death or disability during the Service Period, in addition to any accrued but unpaid base salary due to the executive for services prior to separation, we will pay to the executive or his legal representative his highest bonus paid during the three years prior to the separation from service, pro-rated for service through date of separation, plus any other amounts or benefits required to be paid or provided or which the executive is eligible to receive under any of our plans, programs, policies, practices, contracts or agreements, which will include, in the case of death, benefits at least equal to the most favorable benefits provided by us to the estates and beneficiaries of peer executives and which will include, in the case of disability, disability and other benefits at least equal to the most favorable of those generally provided by us to disabled executives and/or their families.
     If the executive’s service is terminated for cause during the Service Period or the executive voluntarily terminates his service without good reason, we will pay to the executive any accrued but unpaid base salary due to the executive for services prior to separation, plus any other amounts or benefits required to be paid or provided or which the executive is eligible to receive under any of our plans, programs, policies, practices, contracts or agreements.

     In the event it is determined that any payment or distribution by us to our named executive officers would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any interest or penalties are incurred by any of them with respect to such excise tax (collectively, the “Excise Tax”), then they will be entitled to receive an additional gross-up payment in an amount such that, after payment of all taxes, they retain an amount of the gross-up payment equal to the Excise Tax. Additionally, if it is subsequently determined that any of them are subject to the additional tax and interest provided in Section 409A(a)(1)(B) of the Internal Revenue Code with respect to any portion of any payment made to them, then they will also be entitled to receive an additional payment calculated in the same manner as a gross-up payment.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITTELFUSE, INC.
(Registrant)

Date: January 28, 2009	/s/ Philip G. Franklin Philip G. Franklin
Vice President, Operations Support, Chief Financial
Officer and Treasurer